Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of VeriChip Corporation (the “Company”) on Form 10-K for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott R. Silverman, Chairman of the Board, Chief Executive Officer and Acting President of the Company, and I, William J. Caragol, Chief Financial Officer, Vice President, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott R. Silverman
Scott R. Silverman Chairman of the Board, Chief Executive Officer and Acting President Date: April 2, 2007

/s/ William J. Caragol
William J. Caragol Chief Financial Officer, Vice President, Treasurer and Secretary Date: April 2, 2007

A signed original of this written statement required by Section 906 has been provided to VeriChip Corporation and will be retained by VeriChip Corporation and furnished to the Securities and Exchange Commission or its staff upon request.